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                                                                    EXHIBIT 99.4


                 PHYCOR, INC. EMERGES FROM CHAPTER 11 BANKRUPTCY

         Nashville, TN (July 31, 2002) - PhyCor announced today that it successfully emerged from Chapter 11 bankruptcy reorganization on July 30, 2002 after satisfying the conditions necessary to consummate PhyCor's plan of reorganization. The United States Bankruptcy Court for the Southern District of New York confirmed the plan of reorganization on July 19, 2002. PhyCor filed for reorganization relief under Chapter 11 of the United States Bankruptcy Code on January 31, 2002. PhyCor has changed its name to Aveta Health, Inc.

         Aveta Health, which remains headquartered in Nashville, is a healthcare risk management company that provides services to 630,000 individuals in California, Illinois, Tennessee and Kansas. Aveta Health's North American Medical Management subsidiaries arrange for the provision of healthcare services through their owned and affiliated independent physician associations and physician hospital organizations. Aveta Health also provides contract management services to hospital-owned physician groups through its Pivot Health division and consulting and related services to physician groups through its Medical Group Practice Systems division.

         Statements about future operations of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. Actual events could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual events to differ materially from those in forward-looking statements are specified in the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q on file with the Securities and Exchange Commission.